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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[X]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12

                          BLUE RIVER BANCSHARES, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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SEC 1913 (11-01)


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                                  PRESS RELEASE
================================================================================
                    [BLUE RIVER BANCSHARES, INC. LETTERHEAD]


FOR IMMEDIATE RELEASE

DATE:        October 18, 2002
CONTACT:     Larry Toombs, President
             Blue River Bancshares, Inc.
             (317) 398-9721


            BLUE RIVER BANCSHARES, INC. ANNOUNCES SPECIAL MEETING OF
                SHAREHOLDERS TO APPROVE SECOND PRIVATE PLACEMENT

SHELBYVILLE, INDIANA - BLUE RIVER BANCSHARES, INC. (NASDAQ SC: BRBI) announces it will hold a special meeting of shareholders for the purpose of obtaining shareholder approval for a private placement of common stock for approximately $2,584,000. This private placement was previously announced. On June 7, 2002, the Company entered into a stock purchase agreement with a group of investors for the sale of common stock. On September 17, 2002, the Company sold 309,889 shares of common stock at a price of $4.73 per share or approximately $1,464,000 in the aggregate. As part of the purchase agreement, the Company intends in a subsequent closing to sell 546,348 shares of the Company's common stock to individuals of high net worth identified by the initial investors at a price of $4.73 per share or approximately $2,584,000 in the aggregate. These shares will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company's common stock is traded on the Nasdaq SmallCap Stock Market under the symbol BRBI. Each issuer listed on Nasdaq must comply with Nasdaq's Marketplace Rules to obtain listing and continue listing of the issuer's securities. Although the first closing did not require shareholder approval, the second closing requires shareholder approval under those Rules. As a result, the Company is seeking shareholder approval of the second closing to satisfy the requirements of the Nasdaq Marketplace Rules.

Accordingly, a preliminary proxy statement has been prepared and filed with Securities and Exchange Commission. Following satisfaction of the Securities and Exchange Commission requirements, a record date and meeting date will be established and each shareholder will receive a copy of the proxy statement providing information regarding the meeting. The Company expects to hold the shareholder meeting in December, 2002.

THE BOARD OF DIRECTORS WILL BE SOLICITING PROXIES IN CONNECTION WITH THE SPECIAL MEETING BEING CALLED TO APPROVE THE SECOND CLOSING. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT OF THE COMPANY WHEN IT IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. YOU CAN OBTAIN THE PROXY STATEMENT AND ANY OF THE COMPANY'S SEC FILINGS FOR FREE AT THE SEC'S WEB SITE AT WWW.SEC.GOV.

The Company still expects to conduct its previously announced rights offering. The rights offering will only be made pursuant to an effective registration statement filed with the Securities and Exchange


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Commission. The Company intends to file a registration statement with respect to the rights offering once the second closing occurs. However, the Company could decide to cancel the rights offering either before or after that time.

Lawrence Toombs, President of the Company stated: "The first closing provided additional capital of approximately $1,400,000 which was used to increase the capital of Shelby County Bank. The proceeds from the second closing will be used to support the growth of the Company, including potential investments in other financial institutions subject to approval by our Board of Directors."

In regard to other matters, Mr. Toombs also announced that Mr. Randy Collier has joined the Company as Executive Vice President and will also serve as Executive Vice President and Chief Credit Officer of Shelby County Bank. Mr. Collier most recently served as a Senior Lender for Key Bank in Indianapolis, Indiana. He previously was the President of Harrington Bank in Indiana where he managed the operations for this $250 million community bank which served central, north and east central Indiana communities. Prior to his employment with Harrington Bank, Mr. Collier was a Commercial Lending Officer with National City, Merchants National Bank, and American Fletcher National Bank, each in Indianapolis, Indiana.

Mr. Toombs stated that "Mr. Collier's twenty years of lending and bank management experience will not only strengthen the lending opportunities of Shelby County Bank, but will enhance our ability to grow and maintain our strategy of being the premier community bank in the communities we serve. Over the past two years, we have made major changes directed toward our return to profitability and reversing adverse trends within the Bank. These have included among other things, the divestiture of our Fort Wayne branches, restructuring the balance sheet and addressing weaknesses in our loan portfolios. Our changes have been designed to provide for stabilized growth and normalization of profitability. Mr. Collier's hiring, together with the hiring of Rick Walke as Auditor and Compliance Officer, and the promotion of Patrice Lima to Chief Financial Officer, are part of the Board of Director's plan to install a management team that we believe is capable of returning us to stabilized growth and profitability."

Shelby County Bank is in the process of converting its data processing support system to a new provider. This new system will bring both efficiency and greater effectiveness to the daily management of the Bank. More importantly, the new system will allow the Bank to offer a much wider variety of business and personal banking products to its customers.

Mr. Toombs commented that "In the past, management and our Board of Directors have informed its shareholders and stakeholders that the long-term plans of the Company were to strengthen its capital, strengthen its management team and develop systems to become more competitive in the communities it serves. We have addressed these elements and we hope to see these efforts come together as we move into 2003. We believe that the proposed capital infusion combined with a new system to deliver products and services, supported by experienced and talented people who believe in our community banking philosophy will serve us all well."

The statements in this press release do not constitute an offer to sell or the solicitation of any offer to buy the securities described above, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

This press release contains forward-looking statements based on current management expectations. These forward-looking statements involve certain risks and uncertainties. Future results may differ materially from those contemplated by such forward-looking statements. Factors that may cause actual results to differ materially from such statements include, among others, the following: 1) the Company is unable to complete the second closing; 2) competitive pressure among financial services companies increases significantly; 3) general economic conditions are less favorable than expected; 4) changes in the interest rate environment reduce interest margins and impact funding sources; 5) changes in market rates and prices may adversely impact the value of financial products; 6) legislation or regulatory requirements or changes adversely affect the businesses in which the Company is engaged; 7) litigation liabilities, including costs, expenses, settlements and judgments may adversely affect the Company. For further information, please read the Company's reports filed with the SEC and available at www.sec.gov.

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